UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SMARTFINANCIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	62-1173944
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

common stock, $1.00 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $1.00 par value, of SmartFinancial, Inc. (f/k/a Cornerstone Bancshares, Inc.) is contained in the company’s registration statement on Form S-4 (File No.: 333-203449), under the heading “Description of Cornerstone Common Stock and Preferred Stock,” as initially filed with the Securities and Exchange Commission on April 16, 2015, as amended, and in the prospectus included in the registration statement filed separately by the company on May 12, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference herein. Additional information about the company’s common stock can be found in the Form 8-K filed September 2, 2015, which information is incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Company are listed on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SMARTFINANCIAL, INC.

December 16, 2015
/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President and Chief Executive Officer